UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): May 31, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On May 31, 2013, the stockholder holding shares of FOCUS GOLD CORPORATION, a Nevada corporation (the “Corporation”) entitling him to exercise a majority of the voting power of the Corporation took action by written consent, without a meeting, to increase the authorized number of common shares from Fifty Million (50,000,000) to Five Hundred Million (500,000,000). The text of the resolution and resulting amendment to the Corporation’s Articles of Incorporation reads:

RESOLVED, that the Corporation shall amend the Corporation’s Articles of Incorporation as follows:

"Section 1. Capital Stock" of the Additional Articles attached and filed with the Corporation's Articles of Incorporation on December 23, 2005 is amended to read:

The total number of shares of stock which the Corporation shall have authority to issue is: Six Hundred Million (600,000,000) of which stock Five Hundred Million (500,000,000) shares of the par value of $.00001 each shall be common stock and of which One Hundred Million (100,000,000) shares of the par value of $.00001 each shall be preferred stock. Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The Certificate of Designations, Preferences, and Rights of the Corporation’s Series A Preferred Stock consisting of Three Million (3,000,000) shares and the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock consisting of Seven Million (7,000,000) shares filed with the Nevada Secretary of State on October 19, 2012 are incorporated herein by reference and remain in full force and effect.

A true and correct copy of the Certificate of Amendment filed with the Nevada Secretary of State is attached as Exhibit 4.4.

On June 3, 2013, the Corporation took action to redeem 2,000,000 shares of the Corporation’s Series A Preferred Stock at $.02 per share. Following the redemption, Gordon F. Lee owns 100% (1,000,000 shares) of the Corporation’s Series A Preferred Stock and controls the associated voting power on the Series A Preferred Stock of 250,000,000 votes on all matters submitted to the shareholders of the Corporation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2013, Richard O. Weed resigned as the Company’s Corporate Secretary and from the Company’s Board of Directors. Mr. Weed’s resignation was not because of any disagreements with management or the board concerning the Company’s accounting practices, policies, or procedures.

Gordon F. Lee was appointed Corporate Secretary.

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Item 8.01 Other Events

Notwithstanding, Mr. Weed’s resignation as an officer and director of the Company, effective June 3, 2013, the Company hired Weed & Co. L.C., a professional corporation, to provide legal services to the Company and to provide office space and administrative services to the Company. The Company agreed to pay $1,000 per month for office space, $1,500 per month for administrative services, and $10,000 per month for legal services to Weed & Co. L.C. The Company granted 10,000,000 common stock purchase warrants as part of the agreement. The warrants expire in 5 years and grant the holder the right to purchase 5,000,000 common shares at $.10 per share and 5,000,000 common shares at $.20 per share.

Item 9.01 Financial Statements and Exhibits

4.6	Certificate of Amendment to Articles of Incorporation
4.7	Common Stock Purchase Warrant at $.10 per share
4.8	Common Stock Purchase Warrant at $.20 per share
10.5	Fee Agreement for Legal Services
10.6	Agreement for Office Space and Administrative Services

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: June 3, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
Chief Executive Officer

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